AMENDMENT TO THE CUSTODIAL AND AGENCY SERVICES AGREEMENT

This Amendment is made to the Custodial and Agency Services Agreement dated April 23, 2012 (the “Agreement”) between Citibank, N.A. (“Citibank”) and Strategy Shares (f/k/a “Huntington Strategy Shares”) (the “Client”, together with Citibank, the “Parties”). This amendment shall be effective as of the January 1, 2016.

In consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the Parties agree to the following:

WHEREAS, the Parties wish to clarify the date of the Agreement;

WHEREAS, the Parties have executed the Agreement pursuant to which Citibank provides certain services to the Client;

WHEREAS, Client has changed its name and wishes to amend the Agreement to reflect the new name;

WHEREAS, the Client also wishes to amend Appendix A of the Agreement to reflect the effect of this name change on the individual fund names.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	The title of the Agreement is hereby deleted in its entirety and replaced with the following title:

“Custodial and Agency Services Agreement – Strategy Shares”

2.	The Parties agree that the original date of the Agreement is April 23, 2012.

3.	Any and all other references in the Agreement to “Huntington Strategy Shares” shall be deleted and replaced with “Strategy Shares”.

4.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the Amended Appendix A in the form attached hereto as Exhibit 1.

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Agreement to be signed by their respective officers thereunto duly authorized, as of the date set forth above.

CITIBANK, N.A.	STRATEGY SHARES

By: /s/ Jay Martin	By: /s/ Jerry Szilagyi

Name: Jay Martin	Name: Jerry Szilagyi

Title: Vice President	Title: President

EXHIBIT 1

AMENDED APPENDIX A

1.	US Market Rotation Strategy ETF
2.	EcoLogical Strategy ETF